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                                                                     EXHIBIT 4.2

              AMENDMENT NO. 1 TO THE PLEDGE AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 1 TO THE PLEDGE AND SECURITY AGREEMENT DATED AS OF JANUARY 1, 1996 (the "PLEDGE AGREEMENT") is entered into by and among BGLS Holding Inc., a Delaware corporation ("BGLS HOLDING"), Brooke Group Holding Inc., a Delaware corporation (formerly known as "Brooke Group Ltd.") ("BROOKE HOLDING") and BGLS Inc., a Delaware corporation ("BGLS"), and State Street Bank and Trust Company, as successor to Fleet National Bank of Massachusetts, as successor trustee (the "TRUSTEE") under the Indenture dated as of January 1, 1996, pursuant to which BGLS has issued its 15.75% Series A Senior Secured Notes due 2001 and its 15.75% Series B Senior Secured Notes due 2001 (each of which series is equal to and ratable with the other series).

         SECTION 1. AMENDMENTS. The parties hereto hereby amend the Pledge Agreement as follows:

            A. A new sentence is added immediately following the preamble to read as follows:

                As used herein the term "COMPANY" shall include (i) Brooke Holding with respect to Collateral pledged by Brooke Holding and
                (ii) BGLS Holding with respect to Collateral pledged by BGLS Holding.

            B. Section 1 of the Pledge Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical locations:

                "BGLS CONVERTIBLE SECURITIES" means any securities that are convertible into or exchangeable for Equity Interests of BGLS.

                "BGLS STOCK PURCHASE RIGHTS" means any options, warrants or other rights to subscribe for or purchase or acquire any Equity Interests of BGLS or any BGLS Convertible Securities.

                "BROOKE HOLDING CONVERTIBLE SECURITIES" means any securities that are convertible into or exchangeable for Equity Interests of Brooke Holding.

                "BROOKE HOLDING STOCK PURCHASE RIGHTS" means any options, warrants or other rights to subscribe for or purchase or acquire any Equity Interests of Brooke Holding or any Brooke Holding Convertible Securities.

                "INITIAL PLEDGED BGLS SHARES" means all Equity Interests of BGLS represented by the certificates identified in Annex 1 hereto.

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                "INITIAL PLEDGED BROOKE HOLDING SHARES" means all Equity
                Interests of Brooke Holding represented by the certificates identified in Annex 1 hereto.

            C. Section 2 of the Pledge Agreement is hereby further amended by adding the following representations and warranties and covenants:

                    As of September 30, 1999: (i) the Initial Pledged BGLS Shares are the only issued and outstanding shares of capital stock of BGLS and (ii) there are no issued and outstanding BGLS Convertible Securities or BGLS Stock Purchase Rights, and BGLS is not subject to any obligation, contingent or otherwise, to issue in the future any additional shares of its capital stock or any such BGLS Convertible Securities or BGLS Stock Purchase Rights;

                    The Initial Pledged BGLS Shares are duly authorized, validly issued, fully paid and nonassessable;

                    As of September 30, 1999: (i) the Initial Pledged Brooke Holding Shares are the only issued and outstanding shares of capital stock of Brooke Holding and (ii) there are no issued and outstanding Brooke Holding Convertible Securities or Brooke Holding Stock Purchase Rights, and Brooke Holding is not subject to any obligation, contingent or otherwise, to issue in the future any additional shares of its capital stock or any such Brooke Holding Convertible Securities or Brooke Holding Stock Purchase Rights;

                    The Initial Pledged Brooke Holding Shares are duly authorized, validly issued, fully paid and nonassessable;

            D. Each of Brooke Holding and BGLS Holding hereby makes the representations and warranties and covenants in Section 2 of the Pledge Agreement as of the date hereof to the extent relevant to the Collateral pledged by it.















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            E. Annex I to the Pledge Agreement is hereby deleted in its entirety and replaced with the following:



                                                                         ANNEX 1


                                  PLEDGED STOCK
                                  -------------


         ISSUER              CERTIFICATE NOS.               PLEDGOR             NUMBER OF SHARES
      ------------           ----------------          ----------------         ----------------
       New Valley                 NV 1710              BGLS Holding Inc.        1,974 shares of common stock, par
       Corporation                                                              value $.01 per share

       New Valley                 NV 1712              BGLS Holding Inc.        83,628 shares of common stock, par
       Corporation                                                              value $.01 per share

       New Valley                 W 2096               BGLS Holding Inc.        5,924 Warrants to Purchase Common
       Corporation                                                              Shares

       New Valley                 W 2098               BGLS Holding Inc.        1,254,425 Warrants to Purchase
       Corporation                                                              Common Shares

      Liggett Group,                 1                     BGLS Inc.            1,000 shares of common stock, par
           Inc.                                                                 value $.10 per share

        New Valley                   1                  BGLS Holding Inc        100 shares of common stock, par
      Holdings, Inc.                                                            value $.01 per share

      Brooke (Over-                  2                 BGLS Holding Inc.        10 shares of common stock, par value
       seas) Ltd.                                                               $.01 per share

      Old CPI, Inc.                  2                 BGLS Holding Inc.        100 shares of common stock, par
    (formerly known                                                             value $.01 per share
    as COM Products
         Inc.)

     Brooke Group                    1                 BGLS Holding Inc.        1,000 shares of common stock, par
     Holding Inc.                                                               value $.10 per share

        BGLS Inc.                    2             Brooke Group Holding Inc.    100 shares of common stock, par
                                                                                value $.01 per share




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         SECTION 2. REFERENCES TO PLEDGE AGREEMENT. Except as herein provided, the Pledge Agreement shall remain unchanged and in full force and effect, and each direct reference to the Pledge Agreement and indirect references such as "hereunder", "hereby", "hereto", "herein" and "hereof" shall be deemed references to the Pledge Agreement as amended hereby.

         SECTION 3. COUNTERPARTS. This Amendment No. 1 to the Pledge Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment No. 1 to the Pledge Agreement by signing any such counterpart.

































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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to the Pledge Agreement to be duly executed and delivered as of September 30, 1999.

                                         BGLS HOLDING INC.


                                         By: /s/ Richard J. Lampen
                                            ----------------------------------
                                            Name:  Richard J. Lampen
                                            Title: Executive Vice President


                                         BROOKE GROUP HOLDING INC.

                                         By: /s/ Richard J. Lampen
                                            ----------------------------------
                                            Name:  Richard J. Lampen
                                            Title: Executive Vice President


                                         BGLS INC.

                                         By: /s/ Richard J. Lampen
                                            ----------------------------------
                                            Name:  Richard J. Lampen
                                            Title:  Executive Vice President


                                         STATE STREET BANK AND
                                         TRUST COMPANY, as Trustee

                                         By: /s/ Alison Dellabella
                                            ----------------------------------
                                            Name:  Alison DellaBella
                                            Title: Assistant Vice President











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